EXHIBIT 1.01
Semtech Corporation
Conflict Minerals Report for the Year Ended December 31, 2024

This Conflict Minerals Report (this “Report”) of Semtech Corporation (“Semtech”) for calendar year 2024 is filed in accordance with Rule 13p-1 under the Securities Exchange Act of 1934 (“Rule 13p-1”). Numerous terms in this Report are defined in Rule 13p-1 and in the Specialized Disclosure Report on Form SD and the reader is referred to those sources for such definitions. Unless the context otherwise requires, “Semtech” “we,” “our” and “us” refers to Semtech Corporation and its consolidated subsidiaries.

Semtech has determined that conflict minerals, which are defined as cassiterite, columbite-tantalite (coltan), gold, wolframite and their derivatives, which are limited to tantalum, tin, or tungsten (“Conflict Minerals” or “3TG”), are necessary to the functionality and/or production of many of our manufactured products. We undertook a reasonable country of origin inquiry (“RCOI”) regarding the conflict minerals in our manufactured products. This RCOI was reasonably designed to determine whether any of the conflict minerals in our manufactured products originated in the Democratic Republic of the Congo or an adjoining country (the “Covered Countries”) and whether any of the conflict minerals may be from recycled or scrap sources. Semtech also exercised due diligence on the source and chain of custody of the conflict minerals.

This Report is not audited, as Rule 13p-1 and current guidance of the Securities and Exchange Commission (the “SEC”) provide that if the registrant is not declaring products as “DRC Conflict Free,” the Report is not subject to an independent private sector audit.

This Report contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are statements other than historical information or statements of current condition and relate to matters such as intentions and expectations regarding further supplier engagement and escalation, steps to mitigate risk and improve due diligence, and future reporting, and our plans, objectives and expectations. Statements containing words such as "may," "believe," "see," "anticipate," "expect," "intend," "plan," "project," "objective," "estimate," "develop," "should," "could," "will," "designed to," "projections," or "outlook," or other similar expressions constitute forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that could cause actual results and events to differ materially from those projected. Potential factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: the risk that information reported to us by our suppliers from which we directly procure finished goods, components, materials and/or services for our products (direct suppliers), or industry information used by us, may be inaccurate or incomplete; the risk that smelters or refiners (processing facilities) may not participate in the Responsible Minerals Assurance Process (“RMAP”) established by the Responsible Materials Initiative (“RMI”), which is a voluntary initiative in which independent third parties audit processing facilities’ procurement and processing activities and determine if the processing facilities maintain sufficient documentation to reasonably demonstrate conflict-free sourcing. Additionally, forward-looking statements should be considered in conjunction with the cautionary statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended January 26, 2025 filed with the SEC on March 25, 2025, including, without limitation, information under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and those set forth under “Risk Factors” in Item 1A of the Company’s Annual Report on Form 10-K, as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC. In light of the significant risks and uncertainties inherent in the forward-looking information included herein that may cause actual performance and results to differ materially from those predicted, any such forward-looking information should not be regarded as representations or guarantees by the Company of future performance or results, or that its objectives or plans will be achieved, or that any of its operating expectations or financial forecasts will be realized. Reported results should not be considered an indication of future performance. Investors are cautioned not to place undue reliance on any forward-looking information contained herein, which reflect management’s analysis only as of the date hereof. These forward-looking statements speak only as of the date hereof. Except as required by law, the Company assumes no obligation to publicly release the results of any update or revision to any forward-looking statement that may be made to reflect new information, events or circumstances after the date hereof or to reflect the occurrence of unanticipated or future events, or otherwise.

Company Overview

Semtech is a high-performance semiconductor, Internet of Things ("IoT") systems and cloud connectivity service provider. We design, develop, manufacture and market a wide range of products and services for commercial applications, the majority of which are sold into the infrastructure, high-end consumer and industrial end markets.

Product Overview

During calendar year 2024, Semtech’s product lines were classified in the following categories: Signal Integrity; Analog Mixed Signal and Wireless; and IoT Systems and Connectivity. The majority of our products contain various metals, including conflict minerals, which originate in mines around the world.

Signal Integrity. We design, develop, manufacture and market a portfolio of optical and copper data communications and video transport products used in a wide variety of infrastructure and industrial applications. Our comprehensive portfolio includes integrated circuits ("ICs") for data centers, enterprise networks, PON, and wireless base station optical transceivers. Our high-speed interfaces range from 100Mbps to 1.6Tbps and support key industry standards such as Fibre Channel, InfiniBand, Ethernet, PON and synchronous optical networks. Our video products offer advanced solutions for next generation high-definition broadcast applications.

Analog Mixed Signal and Wireless. We design, develop, manufacture and market high-performance protection devices, which are often referred to as transient voltage suppressors ("TVS") and specialized sensing products. TVS devices provide protection for electronic systems where voltage spikes (called transients), such as electrostatic discharge, electrical over stress or secondary lightning surge energy, can permanently damage sensitive ICs. Our portfolio of protection solutions include filter and termination devices that are integrated with the TVS device. Our products provide robust protection while preserving signal integrity in high-speed communications, networking and video interfaces. These products also operate at very low voltage. Our protection products can be found in a broad range of applications including smart phones, LCD and organic light-emitting diode TVs and displays, set-top boxes, monitors and displays, tablets, computers, notebooks, base stations, routers and automobile and industrial systems. Our unique sensing technology enables proximity sensing and advanced user interface solutions for our mobile and consumer products. We also design, develop, manufacture and market a portfolio of specialized radio frequency products used in a wide variety of industrial, medical and communications applications. Our wireless products, which include our LoRa® devices and wireless radio frequency technology, feature industry leading and longest-range industrial, scientific and medical radio, enabling a lower total cost of ownership and increased reliability. These features make these products particularly suitable for machine-to-machine and IoT applications. We also design, develop, and market power product devices that control, alter, regulate, and condition the power within electronic systems focused on the LoRa and IoT infrastructure segment. The highest volume product types within this category are switching voltage regulators, combination switching and linear regulators, smart regulators, isolated switches, and wireless charging. Our video products offer advanced solutions for highly differentiated audio video-over-IP technology for professional audio video applications.

IoT Systems and Connectivity. We design, develop, operate and market a comprehensive product portfolio of IoT solutions that enable businesses to connect and manage their devices, collect and analyze data and improve decision-making. The portfolio includes a wide range of modules, gateways, routers, and connected services that are designed to meet the specific needs of different industries and applications. Our modules are available in a variety of form factors and connectivity options, including LTE-M, NB-IoT and 5G, and can be integrated into an array of devices and systems. Our gateways and routers are designed to provide reliable and secure connectivity for IoT devices, while our connected services enable businesses to manage devices and connectivity so businesses can navigate the complex IoT landscape and realize the full potential of connected devices. We also design, develop, operate and market a portfolio of connected services used in a wide variety of industrial, medical and communications applications. Our connected services include wireless connectivity and cloud-based services for customers to deploy, connect and operate their end applications. Our services have been purpose-built for IoT applications and include features such as SIM and subscription management, device and data management, geolocation support, as well as reporting and alerting that can be configured or tailored to a variety of IoT use cases.

Reasonable Country of Origin Inquiry and Due Diligence Process

Semtech as a purchaser is many steps removed from the mining of the conflict minerals that is necessary to the functionality or production of our semiconductor or IoT hardware products. We do not purchase raw ore or unrefined conflict minerals, and we do no purchasing in the Covered Countries. In order to manage the scope of this task, we relied upon our suppliers to provide information on the origin of the conflict minerals contained in components and materials supplied to us, including sources of conflict minerals that are supplied to them from sub-tier suppliers. Our suppliers are expected to provide the conflict minerals sourcing information to us per our Conflict Minerals Policy (available at: https://www.semtech.com/uploads/quality/SEMDOC004328-Conflict-Minerals-Semtech-Policy-Program-Expectations.pdf) and the Semtech Policy Regarding Conflict Metals Procured from Conflict Areas (available at: https://www.semtech.com/uploads/quality/Metals-Procured-from-Conflict-Areas-Policy.pdf). We have also implemented a vendor qualification requirement that requires the provision of such information upon engagement of a new vendor.

For this Report, we performed an analysis of our products and product components, and the role that suppliers play throughout our manufacturing and product delivery processes. We defined the scope of our conflict minerals due diligence by identifying and reaching out to our current suppliers that provide components or engage in manufacturing activities that are likely to contain conflict minerals. We adopted the standard Conflict Minerals reporting template (“CMRT”) established by RMI and launched our conflict minerals due diligence communication survey to these suppliers, who are foundries, materials, and turnkey and assembly service suppliers.

We designed our due diligence measures to be in conformity, in all material respects, with the framework in the Organization for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and related supplements for gold, tin, tantalum and tungsten (“OECD Framework”).

Summarized below are the design components of our conflict minerals program as they relate to the five-step framework set forth in the OECD Framework:

1. Establish strong company management systems:

•Adopted a Conflict Minerals Policy which provides that Semtech will seek to ensure, to the extent reasonably practicable in light of existing supply chain validation and auditing capabilities, that the products within our supply chain are not fabricated, assembled nor manufactured with metals whose origin traces back to any “conflict areas” as identified by the Dodd- Frank Wall Street Reform and Consumer Protection Act of 2010;
•Established internal Conflict Minerals Program team, led by our Quality & Compliance team and supported by a cross-functional team consisting of representatives from Operations, Supply Chain, Legal, Finance and Internal Audit functions;
•Communicated with our direct suppliers and requested that they execute the CMRT annually;
•Required that our suppliers and contract manufacturers implement the Responsible Business Alliance’s (“RBA”) Code of Conduct, which includes an obligation to conduct due diligence regarding Conflict Minerals;

•Incorporated vendor qualification requirements related to conflict minerals in our standard qualification process so that current and future suppliers are obligated to participate in a supply chain survey and related due diligence activities; and
•Established a company-wide, third-party managed, grievance mechanism, Ethico, that serves as Semtech’s confidential and anonymous procedure for employee submissions of concerns regarding ethical violations or questionable accounting or auditing matters, including concerns with violations of Semtech’s Conflict Minerals Policy.

2. Identify and assess risks in our supply chain:

•Identified direct suppliers that supply products to Semtech that may contain conflict minerals;
•Conducted a supply-chain survey with direct suppliers using the CMRT to identify the smelters and refiners which contribute refined conflict minerals to Semtech products;
•Compared the smelters and refiners identified by direct suppliers via the supply-chain survey against the list of smelter and refiner facilities which have received an RMAP Conformant designation as a result of an independent third party smelter audit conducted pursuant to RMI’s RMAP;
•Each facility that meets the RMI definition of a smelter or refiner of a Conflict Mineral is assessed according to red flag indicators defined in the OECD Framework. To determine the level of risk that each smelter posed to the supply chain, we assessed the following criteria: geographic proximity to the Covered Countries, known mineral source country of origin, RMAP audit status, credible evidence of unethical or conflict sourcing, and peer assessments conducted by credible third-party sources;
•Reviewed other information provided by direct suppliers with respect to their investigations regarding smelters and refiners within their supply chain; and
•Evaluated direct suppliers in the strength of their internal Conflict Minerals programs as reflected in their CMRTs. When direct suppliers met or exceeded the below criteria (that is, responded “yes” to all four questions listed below), they were deemed to have a strong program. When they responded “No” to any one or more of the questions, they were deemed to have a weak program. The criteria used to evaluate the strength of their programs are based on these four questions in the CMRT:
◦ Have you established a conflict minerals sourcing policy?
◦ Have you implemented due diligence measures for conflict-free sourcing?
◦ Do you review due diligence information received from your suppliers against your company’s expectations?
◦ Does your review process include corrective action management?

3. Design and implement a strategy to respond to identified risks:

•Provided direct suppliers with feedback on responses containing errors, inconsistencies or incomplete information and encouraged them to resubmit a valid response;
•Maintained an escalation plan in the event that we have to address non-responsive suppliers and/or to contact suppliers that provided incomplete or inaccurate supply chain information; and
•Requested Direct suppliers to remove specific smelters or refiners from their supply chain that we deemed to be high-risk.

4. Support the development and implementation of independent third party audits of smelters’ and refiners’ sourcing:

•Semtech does not have a direct relationship with conflict minerals smelters and refiners, nor do we perform direct audits of these entities that provide our supply chain with conflict minerals. However, we do rely upon third parties to coordinate and conduct third-party audits of these facilities. We rely upon the published results of these third-party audits like RMAP to validate the responsible sourcing practices of the smelters and other processing facilities in our supply chain.

5. Report annually on supply chain due diligence:

•In addition to this Report which discloses our supply chain due diligence, further information about our supply chain due diligence is disclosed in the Semtech Policy Regarding Conflict Metals Procured from Conflict Areas which is posted on our website at https://www.semtech.com/uploads/quality/Metals-Procured-from-Conflict-Areas-Policy.pdf, and our Conflict Minerals Policy which is posted on our website at https://www.semtech.com/uploads/quality/SEMDOC004328-Conflict-Minerals-Semtech-Policy-Program-Expectations.pdf; and
•Reported supply chain smelter information in this Report.

Results of Due Diligence

For the reporting period January 1 to December 31,2024, following our RCOI and our due diligence process, we have reason to believe that a portion of the conflict minerals used in our products originated from the Covered Countries, but we have not identified any instances in which the sourcing of conflict minerals directly or indirectly financed or benefitted armed groups in the Covered Countries.

Our determination as to the origins and chain of custody of the conflict minerals is based on the RCOI and due diligence measures described above and expressly subject to the Cautionary Statements set forth below.

As a result of Semtech’s due diligent efforts,

1.Received survey responses to the CMRT from 139 suppliers, representing 95% of our suppliers that we believe provide components to us, or engage in manufacturing activities for us, that may contain conflict minerals (the “Covered Components/Materials”).
2. 81% of 139 responding suppliers stated that they did, in fact, provide Covered Components/Materials.
3. 113 of the responding suppliers confirmed that the Covered Components/Materials they provided to us either
a.Did not contain conflict minerals sourced from the Covered Countries, or
b.Originated entirely from recycled or scrap sources.
4.The remaining 26 responding suppliers stated that the Covered Components/Materials they provided to us
a.May contain conflict minerals sourced from the Covered Countries, and
b.Did not originate entirely from recycled or scrap sources and all responding suppliers provided information regarding smelters and refineries in their supply chains.
5.Semtech has confirmed that 70% of the 333 unique smelters and refineries identified by our responding suppliers as potentially in our supply chain are on the list of smelters and refineries that have been determined to responsibly source materials and have been designated RMAP Conformant pursuant to the RMAP.

Attached as Table 1 in Annex: A list of all smelters and refiners identified by our direct suppliers in their CMRTs that appear on the list of legitimate smelters and refiners maintained by the RMI potential countries of origin, identified by our Direct Suppliers, from which the reported smelters and refiners collectively sourced 3TG is provided.

Additional Cautionary Statements

Our RCOI as well as our due diligence measures have endeavored to overcome the unavoidable limitations inherent in collecting information about the origins and chain of custody of the conflict minerals used in our finished products as a downstream purchaser of the conflict minerals operating within a complex international electronics supply chain. As such, we rely on our suppliers for the ultimate veracity of the information which they provide about the smelters or refiners whom they employ because we do not have any direct contractual relationship with or power of control over such smelters or refiners. Information subjected to fraud by third parties may elude detection even after having been subjected to robust verification due diligence measures. In spite of these difficulties, our determination made herein stands as reasonable assurance of the current status of our conflict minerals compliance and in no way detracts from our commitment towards creating a conflict-free supply chain for our products when infrastructures that further facilitate conflict minerals compliance would become more prevalent, established and readily available at reasonable cost in time and resources. In addition, although we requested information at a product level, many suppliers returned information at a company or division level, not at a product level. Such suppliers were unable to specify the smelters or refiners used for components supplied to Semtech. Therefore, the information provided was not necessarily limited to smelters or refiners used for components supplied to us and confirmed to be in our supply chain.

Risk Mitigation Measures

Semtech is taking or intends to continue to take the following steps to improve its due diligence during the next compliance period to further mitigate the risk that its necessary conflict minerals do not benefit armed groups in the Covered Countries:

We intend to take the following steps to improve the due diligence conducted and to further mitigate any risk that the necessary Conflict Minerals in our products could benefit armed groups in the Covered Countries:

•Increase the emphasis on clean and validated smelter and refiner information from our supply chain as the list of conflict-free smelters and refiners grows and more smelters and refiners declare their intent to enroll in the program;
•Encourage our direct suppliers to have due diligence procedures in place for their supply chains to improve the content of the responses from such direct suppliers and follow up with direct suppliers that appear to have gaps in their internal processes for conflict minerals;
•Engage with our direct suppliers more closely and provide direct suppliers with more information and training resources regarding responsible sourcing of 3TG;
•Request direct suppliers to remove specific smelters or refiners from their supply chain that we deem to be high-risk;
•Engage any direct suppliers that we have reason to believe are supplying Semtech with 3TG from sources that may be considered red flag sources and encourage them to establish alternative sources of 3TG;
•Encourage our direct suppliers to take these same steps with regard to their suppliers in our supply chain; and
•Engage direct suppliers to encourage smelters or refiners in our supply chain, not yet certified/identified by the RMAP or an equivalent independent third-party audit, to undergo smelter audits and verify compliance.

Annex Table 1: A list of all smelters and refiners identified by our Direct suppliers in their CMRTs that appear on the list of legitimate smelters and refiners maintained by the RMI.

Metal	Facility ID	Standard Facility Name	Country Location
Tungsten	CID000004	A.L.M.T. Corp.	JAPAN
Gold	CID000015	Advanced Chemical Company	UNITED STATES OF AMERICA
Gold	CID000019	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	CID000035	Agosi AG	GERMANY
Gold	CID000041	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	CID000058	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
Gold	CID000077	Argor-Heraeus S.A.	SWITZERLAND
Gold	CID000082	ASAHI METALFINE, Inc.	JAPAN
Gold	CID000090	Asaka Riken Co., Ltd.	JAPAN
Gold	CID000103	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Tungsten	CID000105	Kennametal Huntsville	UNITED STATES OF AMERICA
Gold	CID000113	Aurubis AG	GERMANY
Gold	CID000128	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	CID000157	Boliden Ronnskar	SWEDEN
Gold	CID000176	C. Hafner GmbH + Co. KG	GERMANY
Gold	CID000180	Caridad	MEXICO
Gold	CID000185	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	CID000197	Yunnan Copper Industry Co., Ltd.	CHINA
Tungsten	CID000218	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tin	CID000228	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Gold	CID000233	Chimet S.p.A.	ITALY
Tungsten	CID000258	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Gold	CID000264	Chugai Mining	JAPAN
Tungsten	CID000281	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tantalum	CID000291	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA
Tin	CID000292	Alpha Assembly Solutions Inc	UNITED STATES OF AMERICA
Tin	CID000309	PT Aries Kencana Sejahtera	INDONESIA
Tin	CID000313	PT Premium Tin Indonesia	INDONESIA
Gold	CID000343	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	CID000359	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	CID000401	Dowa	JAPAN
Tin	CID000402	Dowa	JAPAN
Gold	CID000425	Eco-System Recycling Co., Ltd. East Plant	JAPAN
Tin	CID000438	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)
Tin	CID000448	Estanho de Rondonia S.A.	BRAZIL
Tantalum	CID000460	F&X Electro-Materials Ltd.	CHINA
Tin	CID000468	Fenix Metals	POLAND
Gold	CID000493	JSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	CID000522	Refinery of Seemine Gold Co., Ltd.	CHINA
Tin	CID000538	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	CID000555	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tungsten	CID000568	Global Tungsten & Powders LLC	UNITED STATES OF AMERICA
Tantalum	CID000616	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA
Gold	CID000651	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	CID000671	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	CID000689	LT Metal Ltd.	KOREA, REPUBLIC OF
Gold	CID000694	Heimerle + Meule GmbH	GERMANY
Gold	CID000707	Heraeus Metals Hong Kong Ltd.	CHINA
Gold	CID000711	Heraeus Germany GmbH Co. KG	GERMANY
Tungsten	CID000766	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	CID000767	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	CID000769	Hunan Jintai New Material Co., Ltd.	CHINA

Gold	CID000773	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA
Gold	CID000778	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF
Gold	CID000801	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	CID000807	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	CID000814	Istanbul Gold Refinery	TURKEY
Gold	CID000823	Japan Mint	JAPAN
Tungsten	CID000825	Japan New Metals Co., Ltd.	JAPAN
Gold	CID000855	Jiangxi Copper Co., Ltd.	CHINA
Tantalum	CID000914	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	CID000917	Jiujiang Tanbre Co., Ltd.	CHINA
Gold	CID000920	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold	CID000924	Asahi Refining Canada Ltd.	CANADA
Gold	CID000927	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	CID000929	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	CID000937	JX Advanced Metals Corporation	JAPAN
Tin	CID000942	Gejiu Kai Meng Industry and Trade LLC	CHINA
Gold	CID000956	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	CID000957	Kazzinc	KAZAKHSTAN
Tungsten	CID000966	Kennametal Fallon	UNITED STATES OF AMERICA
Gold	CID000969	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
Gold	CID000981	Kojima Chemicals Co., Ltd.	JAPAN
Gold	CID001032	L'azurde Company For Jewelry	SAUDI ARABIA
Gold	CID001056	Lingbao Gold Co., Ltd.	CHINA
Gold	CID001058	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Tin	CID001070	China Tin Group Co., Ltd.	CHINA
Tantalum	CID001076	AMG Brasil	BRAZIL
Gold	CID001078	LS MnM Inc.	KOREA, REPUBLIC OF
Gold	CID001093	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Tin	CID001105	Malaysia Smelting Corporation (MSC)	MALAYSIA
Gold	CID001113	Materion	UNITED STATES OF AMERICA
Gold	CID001119	Matsuda Sangyo Co., Ltd.	JAPAN
Tin	CID001142	Metallic Resources, Inc.	UNITED STATES OF AMERICA
Gold	CID001147	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	CID001149	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	CID001152	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	CID001153	Metalor Technologies S.A.	SWITZERLAND
Gold	CID001157	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
Gold	CID001161	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
Tantalum	CID001163	Metallurgical Products India Pvt., Ltd.	INDIA
Tin	CID001173	Mineracao Taboca S.A.	BRAZIL
Tantalum	CID001175	Mineracao Taboca S.A.	BRAZIL
Tin	CID001182	Minsur	PERU
Gold	CID001188	Mitsubishi Materials Corporation	JAPAN
Tin	CID001191	Mitsubishi Materials Corporation	JAPAN
Tantalum	CID001192	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	CID001193	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tantalum	CID001200	NPM Silmet AS	ESTONIA
Gold	CID001204	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	CID001220	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
Tin	CID001231	Jiangxi New Nanshan Technology Ltd.	CHINA
Gold	CID001236	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	CID001259	Nihon Material Co., Ltd.	JAPAN
Tantalum	CID001277	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tin	CID001305	Novosibirsk Tin Combine	RUSSIAN FEDERATION
Tin	CID001314	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Gold	CID001325	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	CID001326	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION

Tin	CID001337	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)
Gold	CID001352	MKS PAMP SA	SWITZERLAND
Gold	CID001362	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	CID001386	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	CID001397	PT Aneka Tambang (Persero) Tbk	INDONESIA
Tin	CID001399	PT Artha Cipta Langgeng	INDONESIA
Tin	CID001402	PT Babel Inti Perkasa	INDONESIA
Tin	CID001406	PT Babel Surya Alam Lestari	INDONESIA
Tin	CID001421	PT Belitung Industri Sejahtera	INDONESIA
Tin	CID001428	PT Bukit Timah	INDONESIA
Tin	CID001458	PT Prima Timah Utama	INDONESIA
Tin	CID001460	PT Refined Bangka Tin	INDONESIA
Tin	CID001463	PT Sariwiguna Binasentosa	INDONESIA
Tin	CID001468	PT Stanindo Inti Perkasa	INDONESIA
Tin	CID001477	PT Timah Tbk Kundur	INDONESIA
Tin	CID001482	PT Timah Tbk Mentok	INDONESIA
Tin	CID001486	PT Timah Nusantara	INDONESIA
Tin	CID001490	PT Tinindo Inter Nusa	INDONESIA
Tin	CID001493	PT Tommy Utama	INDONESIA
Gold	CID001498	PX Precinox S.A.	SWITZERLAND
Tantalum	CID001508	QuantumClean	UNITED STATES OF AMERICA
Gold	CID001512	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Tantalum	CID001522	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
Gold	CID001534	Royal Canadian Mint	CANADA
Tin	CID001539	Rui Da Hung	TAIWAN, PROVINCE OF CHINA
Gold	CID001546	Sabin Metal Corp.	UNITED STATES OF AMERICA
Gold	CID001562	Samwon Metals Corp.	KOREA, REPUBLIC OF
Gold	CID001585	SEMPSA Joyeria Plateria S.A.	SPAIN
Gold	CID001619	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	CID001622	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	CID001736	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	CID001756	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	CID001761	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA
Tantalum	CID001769	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Gold	CID001798	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	CID001810	Super Dragon Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Tantalum	CID001869	Taki Chemical Co., Ltd.	JAPAN
Gold	CID001875	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Tantalum	CID001891	Telex Metals	UNITED STATES OF AMERICA
Tin	CID001898	Thaisarco	THAILAND
Tin	CID001908	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Gold	CID001909	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	CID001916	Shandong Gold Smelting Co., Ltd.	CHINA
Gold	CID001938	Tokuriki Honten Co., Ltd.	JAPAN
Gold	CID001947	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	CID001955	Torecom	KOREA, REPUBLIC OF
Tantalum	CID001969	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Gold	CID001980	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	CID001993	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
Gold	CID002003	Valcambi S.A.	SWITZERLAND
Tin	CID002015	VQB Mineral and Trading Group JSC	VIET NAM
Gold	CID002030	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
Tin	CID002036	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
Tungsten	CID002044	Wolfram Bergbau und Hutten AG	AUSTRIA
Tungsten	CID002082	Xiamen Tungsten Co., Ltd.	CHINA
Gold	CID002100	Yamakin Co., Ltd.	JAPAN
Gold	CID002129	Yokohama Metal Co., Ltd.	JAPAN
Tin	CID002158	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA

Tin	CID002180	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CHINA
Gold	CID002224	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	CID002243	Zijin Mining Group Gold Smelting Co. Ltd.	CHINA
Gold	CID002282	Morris and Watson	NEW ZEALAND
Gold	CID002290	SAFINA A.S.	CZECHIA
Gold	CID002312	Guangdong Jinding Gold Limited	CHINA
Tungsten	CID002313	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	CID002315	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	CID002316	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	CID002317	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	CID002318	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	CID002319	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	CID002320	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	CID002321	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tin	CID002455	CV Venus Inti Perkasa	INDONESIA
Tin	CID002468	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tantalum	CID002492	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tungsten	CID002494	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tin	CID002500	Melt Metais e Ligas S.A.	BRAZIL
Tungsten	CID002502	Asia Tungsten Products Vietnam Ltd.	VIET NAM
Tin	CID002503	PT ATD Makmur Mandiri Jaya	INDONESIA
Tantalum	CID002504	D Block Metals, LLC	UNITED STATES OF AMERICA
Tantalum	CID002505	FIR Metals & Resource Ltd.	CHINA
Tantalum	CID002506	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	CID002508	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Gold	CID002509	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	CID002511	KGHM Polska Miedz Spolka Akcyjna	POLAND
Tantalum	CID002512	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tungsten	CID002513	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CHINA
Gold	CID002515	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Tin	CID002517	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Gold	CID002525	Shandong Humon Smelting Co., Ltd.	CHINA
Gold	CID002527	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA
Tantalum	CID002539	KEMET de Mexico	MEXICO
Tungsten	CID002541	H.C. Starck Tungsten GmbH	GERMANY
Tungsten	CID002542	TANIOBIS Smelting GmbH & Co. KG	GERMANY
Tungsten	CID002543	Masan High-Tech Materials	VIET NAM
Tantalum	CID002544	TANIOBIS Co., Ltd.	THAILAND
Tantalum	CID002545	TANIOBIS GmbH	GERMANY
Tantalum	CID002548	Materion Newton Inc.	UNITED STATES OF AMERICA
Tantalum	CID002549	TANIOBIS Japan Co., Ltd.	JAPAN
Tantalum	CID002550	TANIOBIS Smelting GmbH & Co. KG	GERMANY
Tungsten	CID002551	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tantalum	CID002557	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
Tantalum	CID002558	Global Advanced Metals Aizu	JAPAN
Gold	CID002562	International Precious Metal Refiners	UNITED ARAB EMIRATES
Gold	CID002563	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold	CID002567	Sudan Gold Refinery	SUDAN
Tin	CID002570	CV Ayi Jaya	INDONESIA
Tin	CID002572	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM
Tin	CID002573	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	CID002574	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
Gold	CID002580	T.C.A S.p.A	ITALY
Gold	CID002582	REMONDIS PMR B.V.	NETHERLANDS
Gold	CID002584	Fujairah Gold FZC	UNITED ARAB EMIRATES
Gold	CID002588	Shirpur Gold Refinery Ltd.	INDIA

Tungsten	CID002589	Niagara Refining LLC	UNITED STATES OF AMERICA
Tin	CID002593	PT Rajehan Ariq	INDONESIA
Gold	CID002605	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold	CID002615	TOO Tau-Ken-Altyn	KAZAKHSTAN
Tungsten	CID002641	China Molybdenum Tungsten Co., Ltd.	CHINA
Tungsten	CID002649	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tin	CID002696	PT Cipta Persada Mulia	INDONESIA
Tin	CID002703	An Vinh Joint Stock Mineral Processing Company	VIET NAM
Tin	CID002706	Resind Industria e Comercio Ltda.	BRAZIL
Tantalum	CID002707	Resind Industria e Comercio Ltda.	BRAZIL
Gold	CID002708	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA
Tungsten	CID002724	Unecha Refractory metals plant	RUSSIAN FEDERATION
Gold	CID002750	Shenzhen CuiLu Gold Co., Ltd.	CHINA
Tin	CID002756	Super Ligas	BRAZIL
Gold	CID002760	Albino Mountinho Lda.	PORTUGAL
Gold	CID002762	L'Orfebre S.A.
Gold	CID002765	Italpreziosi	ITALY
Tin	CID002773	Aurubis Beerse	BELGIUM
Tin	CID002774	Aurubis Berango	SPAIN
Tin	CID002776	PT Bangka Prima Tin	INDONESIA
Gold	CID002778	WIELAND Edelmetalle GmbH	GERMANY
Gold	CID002779	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Tin	CID002816	PT Sukses Inti Makmur (SIM)	INDONESIA
Tungsten	CID002827	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tin	CID002835	PT Menara Cipta Mulia	INDONESIA
Tantalum	CID002842	Jiangxi Tuohong New Raw Material	CHINA
Tin	CID002844	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tungsten	CID002845	Moliren Ltd.	RUSSIAN FEDERATION
Gold	CID002853	Sai Refinery	INDIA
Tin	CID002858	Modeltech Sdn Bhd	MALAYSIA
Gold	CID002863	Bangalore Refinery	INDIA
Gold	CID002865	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION
Gold	CID002867	Degussa Sonne / Mond Goldhandel GmbH	GERMANY
Gold	CID002872	Pease & Curren	UNITED STATES OF AMERICA
Gold	CID002893	JALAN & Company	INDIA
Gold	CID002918	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF
Gold	CID002919	Planta Recuperadora de Metales SpA	CHILE
Gold	CID002920	ABC Refinery Pty Ltd.	AUSTRALIA
Tin	CID003116	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Gold	CID003153	State Research Institute Center for Physical Sciences and Technology	LITHUANIA
Gold	CID003185	African Gold Refinery	UGANDA
Gold	CID003186	Gold Coast Refinery	GHANA
Gold	CID003189	NH Recytech Company	KOREA, REPUBLIC OF
Tin	CID003190	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA
Tin	CID003205	PT Bangka Serumpun	INDONESIA
Tin	CID003208	Pongpipat Company Limited	MYANMAR
Gold	CID003324	QG Refining, LLC	UNITED STATES OF AMERICA
Tin	CID003325	Tin Technology & Refining	UNITED STATES OF AMERICA
Gold	CID003348	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES
Tin	CID003356	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA
Tin	CID003379	Ma'anshan Weitai Tin Co., Ltd.	CHINA
Tin	CID003381	PT Rajawali Rimba Perkasa	INDONESIA
Gold	CID003382	CGR Metalloys Pvt Ltd.	INDIA
Gold	CID003383	Sovereign Metals	INDIA
Tin	CID003387	Luna Smelter, Ltd.	RWANDA
Tin	CID003397	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	CID003407	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA

Tungsten	CID003408	JSC "Kirovgrad Hard Alloys Plant"	RUSSIAN FEDERATION
Tin	CID003409	Precious Minerals and Smelting Limited	INDIA
Tin	CID003410	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA
Tungsten	CID003416	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION
Tungsten	CID003417	Hubei Green Tungsten Co., Ltd.	CHINA
Gold	CID003424	Eco-System Recycling Co., Ltd. North Plant	JAPAN
Gold	CID003425	Eco-System Recycling Co., Ltd. West Plant	JAPAN
Tungsten	CID003427	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL
Tin	CID003449	PT Mitra Sukses Globalindo	INDONESIA
Gold	CID003463	Kundan Care Products Ltd.	INDIA
Tungsten	CID003468	Cronimet Brasil Ltda	BRAZIL
Tin	CID003486	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL
Gold	CID003487	Emerald Jewel Industry India Limited (Unit 1)	INDIA
Gold	CID003488	Emerald Jewel Industry India Limited (Unit 2)	INDIA
Gold	CID003489	Emerald Jewel Industry India Limited (Unit 3)	INDIA
Gold	CID003490	Emerald Jewel Industry India Limited (Unit 4)	INDIA
Gold	CID003497	K.A. Rasmussen	NORWAY
Tin	CID003524	CRM Synergies	SPAIN
Gold	CID003548	MD Overseas	INDIA
Tungsten	CID003553	Artek LLC	RUSSIAN FEDERATION
Gold	CID003557	Metallix Refining Inc.	UNITED STATES OF AMERICA
Gold	CID003575	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA
Tin	CID003582	Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL
Tantalum	CID003583	RFH Yancheng Jinye New Material Technology Co., Ltd.	CHINA
Tungsten	CID003609	Fujian Xinlu Tungsten Co., Ltd.	CHINA
Tungsten	CID003612	OOO “Technolom” 2	RUSSIAN FEDERATION
Tungsten	CID003614	OOO “Technolom” 1	RUSSIAN FEDERATION
Gold	CID003615	WEEEREFINING	FRANCE
Gold	CID003641	Gold by Gold Colombia	COLOMBIA
Tungsten	CID003643	LLC Vostok	RUSSIAN FEDERATION
Tungsten	CID003662	YUDU ANSHENG TUNGSTEN CO., LTD.	CHINA
Gold	CID003663	Dongwu Gold Group	CHINA
Gold	CID003666	SAM Precious Metals FZ-LLC	UNITED ARAB EMIRATES
Tin	CID003831	DS Myanmar	MYANMAR
Tin	CID003868	PT Putera Sarana Shakti (PT PSS)	INDONESIA
Tantalum	CID003926	5D Production OU	ESTONIA
Tungsten	CID003978	HANNAE FOR T Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	CID003993	Tungsten Vietnam Joint Stock Company	VIET NAM
Gold	CID004010	Coimpa Industrial LTDA	BRAZIL
Tungsten	CID004034	Nam Viet Cromit Joint Stock Company	VIET NAM
Tantalum	CID004054	PowerX Ltd.	RWANDA
Tungsten	CID004060	DONGKUK INDUSTRIES CO., LTD.	KOREA, REPUBLIC OF
Tin	CID004065	Mining Minerals Resources SARL	CONGO, DEMOCRATIC REPUBLIC OF THE
Tungsten	CID004397	Lianyou Resources Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Tin	CID004403	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	JAPAN
Tungsten	CID004430	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	CHINA
Tin	CID004434	Malaysia Smelting Corporation Berhad (Port Klang)	MALAYSIA
Gold	CID004506	GG Refinery Ltd.	TANZANIA, UNITED REPUBLIC OF
Tungsten	CID004619	KENEE MINING VIETNAM COMPANY LIMITED	VIET NAM
Gold	CID004697	Attero Recycling Pvt Ltd	INDIA
Gold	CID004714	Impala Platinum - Platinum Metals Refinery (PMR)	SOUTH AFRICA
Tin	CID004724	Woodcross Smelting Company Limited	UGANDA
Gold	CID004755	Elite Industech Co., Ltd.	TAIWAN, PROVINCE OF CHINA